UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2023 (June 18, 2023)

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 480-7995

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy Mullany as Chief Financial Officer; Appointment of Ryan Blust as Interim Chief Financial Officer

On June 18, 2023, Trulieve Cannabis Corp. (the “Company”) appointed Timothy Mullany as its Chief Financial Officer, effective as of July 10, 2023 (the date of the commencement of Mr. Mullany’s employment with the Company, the “Start Date”), following the acceptance of the resignation of Alex D’Amico. Mr. D’Amico did not receive any severance in connection with his resignation. Mr. D’Amico’s resignation as Chief Financial Officer was effective immediately. During the interim period, the Company has appointed Ryan Blust, the Company’s Vice President, Finance, to serve as its Interim Chief Financial Officer, effective immediately, until Mr. Mullany assumes the role. There will be no increase in Mr. Blust’s compensation as a result of his serving as Interim Chief Financial Officer.

Timothy Mullany. Mr. Mullany has more than 20 years of experience leading large companies as well as hyper-growth concepts, both public and private. Most recently, Mr. Mullany served as the Chief Financial Officer of Jack in the Box (Nasdaq: JACK), a multi-brand restaurant company, from January 2021 to February 2023. Prior to that, Mr. Mullany served as Chief Financial Officer of Body Firm Aerobics Inc. d/b/a VASA Fitness (Orem, UT), an operator of approximately 45 fitness clubs across six states, from August 2018 until December 2020 and Chief Financial Officer of RAVE Restaurant Group, Inc. (The Colony, TX), which owns, operates, franchises, and/or licenses approximately 217 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally, from May 2014 to July 2018. In addition, from October 2011 to April 2014, Mr. Mullany held the Chief Financial Officer role at Restaurants Unlimited, Inc. (Seattle, WA), an American food and beverage firm, and from April 2009 to February 2011, he held the Chief Financial Officer role at Consumer Capital Partners (Denver, CO), a private investment, concept development, and strategic advisory firm that franchises and operates Smashburger and Quizno brands, among others. Mr. Mullany received a Master of Business Administration from Columbia Business School and holds a Bachelor of Science from Villanova University.

In connection with Mr. Mullany’s appointment as Chief Financial Officer, the Company entered into an employment agreement, dated June 18, 2023 (the “Mullany Employment Agreement”). The Mullany Employment Agreement provides that the term of Mr. Mullany’s employment will have an initial four-year term from the Start Date (the “Initial Term”) and will renew for successive one-year terms thereafter unless notice of non-renewal is provided by either party. Beginning on the Start Date, the Mullany Employment Agreement provides for, among other things, (i) a base salary of $550,000 per year, pro-rated as of the Start Date, (ii) an annual bonus targeted at 80% and up to 160% of base salary based on the achievement of certain Company and individual performance goals to be established by the Compensation Committee and (iii) an annual equity award for 2023 of 58,666 restricted stock units, of which 50% will vest on December 1, 2024, and 50% will vest on December 1, 2025. Beginning in 2024 and for each subsequent fiscal year during Mr. Mullany’s employment, Mr. Mullany will be eligible for an annual equity award (“Annual Equity Award”) determined under the equity grant policies established by the Compensation Committee and subject to the Company’s current existing equity incentive plan (the “Equity Incentive Plan”), which may be in the form of stock options, restricted stock, restricted stock units, performance shares, performance units, or any other equity award that is permitted pursuant to the Equity Incentive Plan. In connection with Mr. Mullany’s entry into the Mullany Employment Agreement, Mr. Mullany was also awarded a long-term equity incentive award in the form of restricted stock units with a total grant date fair value of $2,000,000, of which 25% will vest on December 1, 2024, 50% will vest on December 1, 2025, and 25% will vest on December 1, 2026. The Mullany Employment Agreement also includes provisions for separation payments and benefits upon certain types of termination of employment, as further described below, as well as standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Mr. Mullany will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Mullany for Good Reason (each as defined in the Mullany Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Mr. Mullany shall be entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“CFO Severance”). In addition, the Company will pay COBRA premiums for Mr. Mullany (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date; and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Mr. Mullany’ unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

If the Company terminates Mr. Mullany’ employment without Cause or he terminates her employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Mullany Employment Agreement), then Mr. Mullany shall receive the same severance described above, except that (i) the CFO Severance shall be equal to the sum of (x) two and 1⁄2 times (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months.

Ryan Blust. Mr. Blust has over 18 years accounting and finance experience. Mr. Blust joined the Company in September 2018 and has previously served as Interim Chief Financial Officer for the Company. Prior to joining the Company, Mr. Blust served as the Controller at Vector Solutions, a software company. Mr. Blust also served as Chief Financial Officer for Honeycomb Company of America, an aerospace manufacturer, and as Assistant Controller for Marinemax, a retail boat company. He began his career in public accounting in 2004, serving with both Cherry Bekaert as well as Bobbitt, Pittinger & Company.

Mr. Blust previously entered into an employment agreement with the Company, dated September 29, 2021 (the “Blust Employment Agreement”), pursuant to which, he receives an annual base salary of $250,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and will also be eligible for an annual bonus targeted at 40% and up to 80% of base salary based on the achievement of certain Company and individual performance goals to be established by the Compensation and Human Resources Committee. Mr. Blust will also be eligible for equity award grants in a manner consistent with the Company’s practices for senior management and will also be entitled to participate in the Company’s employee benefits programs available to its employees generally. In addition, Mr. Blust will be entitled to participate in other benefits that are available to our executive officers on the same basis as all our employees generally, including group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023. The Blust Employment Agreement also includes provisions for separation payments and benefits upon certain types of termination of employment as well as standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Except as set forth in the Mullany Employment Agreement and the Blust Employment Agreement, there are no arrangements or understandings between Messrs. Mullany and Blust, respectively, and any other persons pursuant to which Messrs. Mullany or Blust, respectively, was appointed, there are no family relationships among any of the Company’s directors or executive officers and Messrs. Mullany and Blust, respectively, and Messrs. Mullany and Blust have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(b) of Regulation S-K.

The foregoing descriptions of the Mullany Employment Agreement and Blust Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2023.

Item 7.01.	Regulation FD.

On June 19, 2023, the Company issued a press release announcing Mr. D’Amico’s resignation and the appointment of Timothy Mullany as Chief Financial Officer and Mr. Blust as interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release issued by Trulieve Cannabis Corp. on June 19, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: June 20, 2023